UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 7, 2005 (February 7, 2005)

Corporate Road Show.Com Inc.
(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	000-50590 (Commission File Number)	11-3516358 (I.R.S. Employer Identification No.)

Corporate Road Show.Com, Inc.
80 Orville Drive, Suite 100
Bohemia, New York  11716
(Address of principal executive offices) (Zip code)

(631) 244-1555
(Registrant’s telephone number, including area code)

                 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.    Other Events.

                 The Company has filed an amendment to its Preliminary Proxy Statement on Schedule 14A (File No. 000-50590) on February 7, 2005, in response to a letter from the staff of the Securities and Exchange Commission. As a result, the special meeting of stockholders of Corporate Road Show.Com Inc. (the “Company”) originally scheduled to be held at 9:00 a.m. EST on February 10, 2005, at the offices of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, N.Y. 10112, has been postponed.

                 Notice will be given in compliance with federal securities laws, the Company’s Certificate of Incorporation and By-Laws, and the New York Business Corporation Law once a new date, time and place for the special meeting of stockholders has been determined by the Company’s Board of Directors.

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SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORPORATE ROAD SHOW.COM INC. (Registrant)
By	/s/ Frank Ferraro

Name: Frank Ferraro Title: President

Date: February 7, 2005 3